Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	February 13, 2008

Issuer Name and Ticker or Trading Symbol:	AutoNation, Inc. (AN)

Designated Filer:	Edward S. Lampert

Other Joint Filers:	ESL Investments, Inc., RBS Partners, L.P. and ESL Partners, L.P.

Addresses:	The principal business address of each of the Joint Filers above is 200 Greenwich Avenue, Greenwich, CT 06830.

Signatures:	EDWARD S. LAMPERT

/s/ Edward S. Lampert
Edward S. Lampert

ESL INVESTMENTS, INC.

	By:	/s/ Theodore W. Ullyot
Name: Theodore W. Ullyot
Title: EVP & General Counsel

RBS PARTNERS, L.P.

By: ESL Investments, Inc., as its general partner

	By:	/s/ Theodore W. Ullyot
Name: Theodore W. Ullyot
Title: EVP & General Counsel

ESL PARTNERS, L.P.

By: RBS Partners, L.P., as its general partner

By: ESL Investments, Inc., as its general partner

	By:	/s/ Theodore W. Ullyot
Name: Theodore W. Ullyot
Title: EVP & General Counsel